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                                                                   Exhibit 10.15

               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                               (FRANK RICHARDS)

     This SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made as of January 13, 2000, and restates and amends the October 1, 1999 First Restated and Amended Employment Agreement by and between Intek Information, Inc., a Delaware corporation (the "Company"), and Franklin Richards ("Employee"). The term "Intek" when used herein means Intek Information, Inc., a Delaware corporation, and the term "Protocall" when used herein means the Intek subsidiary previously known as Protocall New Business Specialists, Inc., a California corporation.

     WHEREAS, the Company previously employed Employee as its Chief Operations Officer; and

     WHEREAS, Company desires to continue employ the Employee to perform the duties of Strategic Operations Analyst of the Company as such duties may be appropriately designated by the CEO of the Company from time to time; and

     WHEREAS, the Employee desires to be employed by the Company to perform such duties upon the following terms and conditions.

                                   RECITALS

     A. On February 14, 1997, as further amended as of October 1, 1999, the Company and the Employee entered into an Employment Agreement (as amended, the "First Amended and Restated Employment Agreement"); and

     B. The Company and the Employee desire to amend and restate the First Amended and Restated Employment Agreement in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

     1.   Salary.  The Company shall employ the Employee as its Strategic
          ------
Operations Analyst and Employee shall perform the herein described duties on a nine (9) month basis starting January 1, 2000, and ending September 30, 2000 (the "Term"), at a gross salary of $13,750 per month in arrears, less withholding, payable in accordance with the customary practices of the Company, but not less than monthly. The gross monthly salary, as in effect from time to time, is referred to as the "Base Salary". The Company will not pay Employee a performance bonus during the Term or Extended Term (as hereinafter defined). In the event the Company has not completed an initial public offering on or before the expiration of the Term, Employee shall continue to be employed by Company for a period of three (3) months (the "Extended Term"). During the Extended Term, Employee shall by paid $13,750 per month in arrears, less withholding. Employee will not receive any compensation or benefits from any subsidiary of Intek unless so provided in a written agreement signed by the Chief Executive Officer of Intek.

     2.   Duties.  The Employee shall during the term of his employment
          ------
 hereunder:

          A. devote his time, energies and attention to the duties of his employment as will be agreed upon by Frank Richards and the CEO or the CEO's designee, as may be consistent with the position and office occupied by

               Employee;

          B. comply with all reasonable rules, regulations and administrative directions now or hereafter established by the Company;

          C. be reimbursed by the Company from time to time (but at least monthly) for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, provided that Employee shall render to the Company such accounts and vouchers covering expenditures as the Company reasonably requires or as are necessary for tax purposes, and shall follow normal Company policy on expenses;

          D. not engage in any activity or employment which would reasonably be expected to materially conflict with or have a material adverse affect on, the present or prospective business of the Company; and

          E. if requested by the Company, perform services for one or more Intek subsidiaries.

     3.   Termination.
          -----------

          A.   Mutual Agreement. This Agreement may be terminated at any time by
               ----------------
               the mutual agreement of the Company and Employee, expressed in writing.

          B.   Without Cause. The Company may terminate this Agreement at any
               -------------
               time without Cause upon twenty (20) days prior notice.

          C.   Disability or Death. The Company may terminate this Agreement
               -------------------
               upon the death or disability of Employee. For purposes of this Agreement, Employee shall be considered disabled if he is unable to perform his duties under this Agreement as a result of injury, illness or other disability for a period of one hundred eighty
               (180) consecutive days, or one hundred eighty (180) days in a three hundred sixty-five (365) day period, and the Board of Directors of the Company reasonably determines that Employee has been unable to perform his duties for the one hundred eighty
               (180) day period as a result of injury, illness or other disability.

          D.   For Cause by the Company. The Company may terminate this
               ------------------------
               Agreement for "Cause", as defined below, immediately upon written notice to Employee. "Cause" shall mean:

               (i) If Employee materially violates any term of this Agreement and such action or failure is not remedied or reasonable steps to fully effect such remedy are not commenced within twenty (20) days of written notice;

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               (ii)  Dishonesty which is not the result of an inadvertent or innocent mistake of Employee with respect to the Company or any of its subsidiaries;

               (iii) Willful misfeasance or nonfeasance of duty by Employee intended to injure or having the effect of injuring in some material fashion the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees;

               (iv) Conviction or indictment of Employee upon a charge of any crime involving moral turpitude or a crime other than a vehicle offense which could reflect in some material fashion unfavorably upon the Company or any of its subsidiaries; or

               (v) Failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon twenty (20) days prior written notice.

          E.   For Cause by the Employee. If the Company materially violates any
               -------------------------
               term of this Agreement and such action or failure is not remedied after twenty (20) days written notice, Employee may terminate his employment immediately upon written notice to the Company. Such termination is a termination by Employee for Cause.

     4.   Payments at Termination.
          -----------------------

          A. Upon termination of this Agreement by Employee pursuant to Subsection 3.E. titled "For Cause by the Employee," or by Company pursuant to Subsection 3.B. titled "Without Cause," Employee shall receive monthly payments at the rate of his last Base Salary prior to termination ("Applicable Base Salary") through the scheduled termination date of this Agreement, beginning in the month of such termination. Employee shall also receive all accrued compensation and unreimbursed expenses to the date of termination as provided herein. The monthly payments provided for in this Subsection shall be paid on a monthly basis at the time of the Company's regular payroll and shall not be reduced by compensation the Employee may receive from other sources.

          B. If the Company terminates this Agreement due to disability under Subsection 3.C. titled "Disability or Death," Employee shall receive the disability payments provided for by the Company's disability insurance policy. The Company shall maintain a disability insurance policy providing for annual payments at the rate of sixty percent (60%) of

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               Employee's Base Salary or the maximum legal amount, whichever is less, until the earliest of the end of disability, Employee's death or the date Employee attains 65 years of age, provided that such disability policy can be obtained without unreasonable expense to the Company. The Company shall also pay all accrued compensation and unreimbursed expenses to the date of termination as provided herein. The monthly payments provided for in this subsection shall be paid at such times payments are made under the disability policy provided for in this Subsection. Except as required by such policy or applicable law, payments shall not be reduced by compensation the Employee may receive from other sources.

          C. If this Agreement is terminated under Subsection 3.A., titled "Mutual Agreement," or if this Agreement is terminated by the Company under Subsection 3.D. titled "For Cause by the Company," Employee shall not be entitled to any further payments except unreimbursed expenses to the date of termination as provided herein, any accrued compensation and as provided in Section 4.F.

          D. In each of the foregoing cases, termination is the date of actual termination, not the date notice of termination is given. Other than payments owing under a provision providing for payments at a different time, all payments for accrued unpaid monthly compensation shall be made within ten (10) days after the end of the month following the month in which termination occurred and all payments for reimbursement shall be made within fifteen (15) days after the end of the month following the month in which termination occurred. Payments not made when due shall bear interest at the rate of 15% per annum.

          E. The foregoing rights in this Section 4 are Employee's exclusive rights to payment from the Company in the event of termination of this Agreement except for amounts which the Company is required to pay under applicable statute or regulation, payments under insurance policies, and payments owing under other written agreement(s), if any, between the Company and Employee.

     5.   Vacation; Benefits.
          ------------------

          A. Employee is currently making premium payments on the life insurance policy referred to in Paragraph 5(B) of the First Amended and Restated Employment Agreement and has been reimbursed on a regular basis by Company for that expense. Employee shall no longer be entitled to reimbursement for those premium payments.

          B. Employee will not receive an automobile allowance or receive additional

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               vacation benefits during the Term or Extended Term of this
               Agreement.

          C. Notwithstanding the foregoing, Employee shall continue to participate in Company health benefit plans at the level he is currently participating for the duration of the Term and any Extended Term.

     6.   Non-Competition.
          ---------------

          A. The Company and the Employee recognize that, to date, the Employee has occupied a position that constitutes part of the professional, management and executive staff of the Company, whose duties will include the formulation and execution of management policy. The Employee, for and in consideration of the payments, rights and benefits provided herein, agrees that so long as he is employed by the Company and during the two-year period immediately thereafter, the Employee shall not, anywhere within the continental United States or in any other market in which the Company is conducting business at the time the Employee's employment with the Company is terminated, (i) work,
               (ii) assist, (iii) own any interest, directly or indirectly and whether individually or as a joint venturer, partner, member, officer, director, shareholder, consultant, employee or otherwise, in or (iv) make a financial investment (except as outlined below in Section 6.B.) whether in the form of equity or debt, in any business that is in the business of (i) inbound or outbound telemarketing or teleservicing, (ii) outsourced teleservicing, and/or (iii) such other business in which the Employee is actively involved with the Company at or within six months before the termination of his employment (the "Business"). The parties agree that, during such period, they shall not make public statements in derogation of each other, except as may be required by law. For the purposes of this Section 6 and Sections 7, 8, 9 and 10, the term "the Company" shall be deemed to include any direct or indirect subsidiaries, parents and affiliates of the Company other than Spider Technologies, Inc. if Employee has a non-compete agreement with Spider Technologies, Inc. This Subsection 6.A. shall no longer apply to the period after termination if both (i) (A) the Employee has terminated this Agreement for Cause under Subsection 3.E., or the Company has terminated this Agreement, and (B) the Company has obligations to make post-termination payments under this Agreement, and (ii) after twenty (20) days notice by the Employee to the Company that the Company has failed to make such post-termination payments, the Company has not cured such failure to make payments.

          B. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from holding 5% or less of any class of voting securities of any entity whose equity securities are listed on a national securities exchange or regularly traded in The Nasdaq National Market. In addition, nothing

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               herein shall prohibit Employee from holding 10% or less of any class of voting securities of any private entity, provided such investment does not provide Employee with an effective controlling interest in the entity. Employee shall be entitled to hold an unlimited number of non-voting securities of any private entity, provided such investment does not provide Employee with an effective controlling interest in the entity.

          C. Upon the termination of the Employee's employment with the Company, and for one year thereafter, the Employee shall immediately notify the Company of each employment or agency relationship entered into by the Employee, and each corporation, proprietorship or other entity formed or used by the Employee, the business of which is directly or indirectly similar to or in competition with the Business. The provisions of this Subsection 6.C. shall survive termination of this Agreement for any reason.

          D.   The Employee agrees that the restrictions contained in this
               Section 6 are reasonable as to time and geographic scope because of the nature of the Business and the Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies engaged in the Business compete on a nationwide basis. The Employee acknowledges that the Company is in direct competition with all other companies engaged in the Business throughout the continental United States and other markets in which the Company may be conducting business at the time the Employee's employment with the Company is terminated, and because of the nature of the Business, the Employee agrees that the covenants contained in this Section 6 cannot reasonably be limited to any smaller geographic area.

          E. For purposes of this Section 6, Company shall be defined as Intek Information, Inc. and its business operations and activities as they presently exist.

     7.   Non-Raid.
          --------

          A. The Employee acknowledges that the Company has invested substantial time and effort in assembling its present staff of personnel. The Employee agrees that so long as he is employed by the Company and during the two-year period immediately thereafter, the Employee shall not either directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any of the Company's employees.

          B. The Employee acknowledges that all customers of the Company, which the Employee has serviced or hereafter shall service during the

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               Employee's employment by the Company and all prospective
               customers from whom the Employee has solicited or may solicit business while in the employ of the Company, shall be solely the customers of the Company. The Employee agrees that so long as he is employed by the Company and during the two-year period immediately thereafter, the Employee shall not either directly or indirectly solicit business, as to products or services competitive with the Business of the Company, from any of the Company's customers with whom the Employee had contact during his employment with the Company.

          C. The Employee agrees that so long as he is employed by the Company and during the two-year period immediately thereafter, the Employee shall not either directly or indirectly interfere with any relationship between the Company and any of its suppliers, clients or the Employees. The Employee agrees that during such two-year period, he will not influence or attempt to influence any of the customers or clients of the Company not to do business with the Company.

          D.   The Employee agrees that the restrictions contained in this
               Section 7 are reasonable as to time and geographic scope because of the nature of the Business and the Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies engaged in the Business compete on a nationwide basis. The Employee acknowledges that the Company is in direct competition with all other companies engaged in the Business throughout the continental United States and other markets in which the Company may be conducting business at the time the Employee's employment with the Company is terminated, and because of the nature of the Business, the Employee agrees that the covenants contained in this Section 7 cannot reasonably be limited to any smaller geographic area."

          E. For purposes of this Section 7, Company shall be defined as Intek Information, Inc. and its business operations and activities as they presently exist.

     8.   Blue Pencil Provision.  Employee acknowledges that the scope, periods
          ---------------------
and geographic area of restriction imposed by Section 6 and Section 7 are fair and reasonable and are reasonably required for the protection of the Company.
If any part or parts of Section 6 or Section 7 shall be held to be unenforceable or invalid, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portion or portions were not a part hereof. If any of the provisions of Section 6 or Section 7 relating to the scope, periods or geographic area of restriction shall be deemed to exceed the maximum scope, periods of time or area which a court of competent jurisdiction would deem enforceable, the scope, times and area shall, for the purposes of
Section 6 and Section 7, be deemed to be the maximum scope, time periods and area which a court of competent jurisdiction would deem valid and enforceable

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

in any state in which such court of competent jurisdiction shall be convened. The invalidity or unenforceability of any provision hereof in one jurisdiction shall not affect its validity or enforceability in another jurisdiction.

     9.   Confidentiality.  Employee acknowledges that Employee has had and will
          ---------------
have access to certain information related to the business, operations, future plans and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, Employee covenants that during the term of Employee's employment with the Company and thereafter Employee will keep confidential all information and documents furnished to Employee by or on behalf of the Company and not use the same to Employee's advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in the public domain through no fault on Employee's part or is consented to in writing by the Company. Upon termination of Employee's employment, Employee shall return to the Company all records, lists, files, disks, documents, media and other Company property which are in Employee's possession and which relate to the Company or its business.

     10.  Right to Injunctive Relief.  Employee agrees and acknowledges that a
          --------------------------
violation of the covenants contained in Sections 6, 7 or 9 of this Agreement will cause irreparable damage to the Company, and that it may be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by Employee of any such covenant. Therefore, Employee further agrees that in the event of any violation or immediately threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction from any court of competent jurisdiction restraining such violation or threatened violation by Employee, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

     11.  Life Insurance; Stock Repurchase.  Employee hereby is on notice that
          --------------------------------
the Company shall give Employee the opportunity to assume premium payments for and have assigned to him (provided he qualifies as an assignee) that insurance policy described in Paragraph 12D of the First Amended and Restated Employment Agreement. Within 30 days of this Agreement, Company shall have no obligation to maintain or continue to pay for such policy.

     12.  Company Performance Bonus. If the 20 day average trading price on the
          -------------------------
principal market for Intek's common stock has exceeded $10.00 per share (the "Trigger Value") then the Company shall pay a one-time cash bonus to Employee of $380,472. If prior to the end of such 20 day period Intek subdivides or combines its common stock or pays a dividend or makes any other distribution with respect to common stock payable in common stock or securities convertible into common stock, the Company shall make appropriate adjustment to the Trigger Value. The trading price of a share of common stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes) for the date in question or, if the common stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as

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

the case may be, on the date in question.

     13.  Integration; Forum. This Agreement together with the Merger Agreement
          ------------------
(as defined below) and the Employee's Stock Option Agreement shall constitute the entire Agreement relating to the employment of Employee. This Agreement shall be governed by the laws of Colorado, excluding laws on choice of law.
This Agreement specifically supersedes any employment arrangements, or other compensation arrangement (including bonus, option, appreciation, benefit or commission arrangements) including but not limited to any employment related agreement with Protocall New Business Specialists, Inc., a California corporation. Any litigation regarding this Agreement shall only be brought and heard in the federal or state courts located in Denver, Colorado and no transfer of venue outside such area shall be permitted. If the Company is enforcing any provision hereof which is similar to a provision in the Agreement and Plan of Reorganization ("Merger Agreement") between Intek and Protocall (including, but not limited to, non-compete, confidentiality and no-hire provisions) and Employee was a party to such Merger Agreement, the Company may require the resolution of such issues to be decided in the arbitration or litigation conducted under such Merger Agreement. Termination of this Agreement or any provision hereof, including Sections 6, 7 and 9, does not effect any similar provision in the Merger Agreement, including any non-compete covenant, provided, however, that the provisions of Sections 6 and 7 hereof relating to the time periods for the effectiveness of the agreements addressed in such sections, shall control over a longer time period in the corresponding provision of the Merger Agreement. In all other respects the agreements in the Merger Agreement (including, but not limited to, non-compete, confidentiality and no-hire provisions) are separate and independent of this Agreement.

     14.  Unenforceability. If any paragraph or subparagraph of this Agreement
          ----------------
or any part thereof shall be unenforceable under any applicable laws, notwithstanding such unenforceability the remainder of this Agreement shall remain in full force and effect.

     15.  Merger or Sale. This Agreement shall inure to the benefit of and be
          --------------
binding upon the Company and may be assigned by the Company to a parent or subsidiary of the Company and by such an entity to the Company or a parent or subsidiary of the Company. It may be terminated by the Company or by the Employee upon any merger, consolidation, or sale or exchange of 90% or more of the outstanding voting capital stock of the Company to one other person and its affiliates, or a sale of 80% or more by fair market value of the consolidated assets of the Company, and such termination shall be considered to be a termination by the Company (and with termination payments to be made under Section 4.A.); provided, however, that this Section 15 shall not apply to a merger or consolidation, sale of assets, sale of shares, or share exchange, pursuant to which shareholders of the Company receive or hold 51% or more of the voting capital stock of the combined entities or purchaser. The vesting of Employee's options upon such an event shall be governed by the Company's stock option plan and not Subsection 4.A. hereof. Employee acknowledges that the issuance by the Company of Series B Preferred Stock in January and February 1997, issuance of stock of the Company in connection with the acquisition of Protocall New Business Specialists, Inc., and the issuance in January and February 1997 of stock options pursuant to the Company's 1997 Stock Option Plan, do not constitute a termination under this Section.

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     16.  Attorneys' Fees.  In the event of any legal or arbitration action or
          ---------------
proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees and costs, and other costs and expenses incurred in the action or proceeding, whether or not the proceeding results in a final judgment.

     17.  Survival.  Terms which by their terms or sense are to survive
          --------
termination hereof shall so survive.

     18.  Notice.  Notices hereunder shall be in writing and sent to the
          ------
residence address of the Employee last provided to the Company, and to the Company at the then current business address of Intek. Notices may be sent by first class U.S. mail and shall be effective three (3) days after deposit. Notices sent by other means shall be effective when actually delivered to the above-described address.

     19.  Inventions.  Employee agrees that any invention made or conceived by
          ----------
him during his employment with Company and any improvement on any such invention, during or subsequent to his employment, shall be assigned to Company and shall become the sole and exclusive property of Company; PROVIDED, however, that this agreement to assign rights to certain inventions to Company does not apply to any invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of Company or (b) to Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for Company. Employee further agrees to assist Company during and subsequent to his employment entirely at Company's expense in obtaining patents or intellectual property rights for his inventions in any and all countries and to execute all patent applications and assignments relating to his inventions. For purposes of this Section 19, Company shall be defined as Intek Information, Inc. and its business operations and activities as they presently exist.

     20.  Stock Options.  Employee, over the course of his employment, has had
          -------------
several grants of options from the Company.

          A. Employee was granted an option to purchase 525,000 shares of common stock as evidenced by the Incentive Stock Option Agreement, dated February 14, 1997 ("First Option Agreement"). Employee was also granted an additional option to purchase 30,208 shares of common stock as evidenced by the Incentive Stock Option Agreement (the "Second Option Agreement") and 19,792 shares of common stock as evidenced by the Non-Statutory Stock Option Agreement (the "Third Option Agreement"), both of which are dated May 7, 1998. Such option shall continue to vest as scheduled in the respective option agreements.

          B. Employee was granted an additional option to purchase 300,000 shares of common stock on or about September 1, 1999. No options have vested

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

               pursuant to that grant. The parties agree that this grant made by the Company on or about September 1, 1999 is rescinded and Company shall have no further obligation to Employee for that grant.

     21.  Notes.
          -----

          A.   On or about November 20, 1996, Employee gave Company a Promissory
               Note in the Principal amount of $29,027.80 (the "First Promissory Note"). The parties hereto agree that such First Promissory Note is hereby amended such that Paragraph Numbers 1, 2, and 3 shall be replaced with the following provision:

                    This Promissory Note will be due and payable in full upon the earliest of the following: (1) November 20, 2003; or (2) whenever employee is permitted to sell his stock under Rule 144 in an amount equal to or greater than the principal balance, regardless of whether he in fact sells any stock or options in the Company. The note shall not be due and payable upon termination of employment and thus Paragraph No. 1 is hereby deleted.

               All other terms and conditions set forth in the First Promissory Note shall remain in full force and effect.

          B. On or about September 21, 1999, Employee gave Company a Promissory Note in the Principal amount of $33,000.00 (the "Second Promissory Note"). The parties hereto agree that the Second Promissory Note is hereby amended such that the third full paragraph shall be deleted and replaced with the following language:

                    The outstanding principal balance, together with any accrued and unpaid interest, shall be due and payable in full on the earlier of: (1) November 30, 2003 (the "Maturity Date"); or,
                    (2) whenever employee is permitted to sell his stock under Rule 144 in an amount equal to or greater than the principal balance, regardless of whether he in fact sells any stock or options in Intek.

               All other terms and conditions set forth in the Second Promissory Note shall remain in full force and effect.

     22.  Release.  In consideration of the creation of this Agreement and the
          -------
benefits contained herein, Employee fully and finally releases, waives and discharges all claims, and causes of action of any sort which he may have as an employee of the Company against the Company, known or unknown, including but not limited to, claims arising from or related to his relationship with the Company from the beginning of time through the date of this Agreement. This release includes but is not limited to claims arising under any federal, state, local, common,

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

tort or other laws or regulations, specifically Title VII of the Civil Rights Act of 1964, breach of express or implied contract claims, fraud, intentional infliction of emotional distress and breach of an express or implied covenant of good faith and fair dealing.

     23.  Resignation as Officer and Director.  Employee hereby resigns as an
          -----------------------------------
officer and director of the Company effective immediately. No further document evidencing such resignation shall be necessary.

     24.  Headings. The headings of paragraphs herein are intended solely for
          --------
the convenience of reference and shall not control the meaning or interpretation of any of the provisions of this agreement.

     25.  Amendment.  The terms of the First Amended and Restated Employment
          ---------
Agreement shall be of no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Employment Agreement as of the date first above written.

INTEK INFORMATION, INC.

By: /S/ TIMOTHY C. O'CROWLEY
   -------------------------
     Timothy C. O'Crowley
     Title: Chief Executive Officer

EMPLOYEE


/S/ FRANKLIN D. RICHARDS
------------------------
Franklin D. Richards

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